Exhibit 10.1

OMNIBUS AGREEMENT

AMONG

CONSTELLATION ENERGY COMMODITIES GROUP, INC.

CONSTELLATION ENERGY PARTNERS LLC

ROBINSON’S BEND PRODUCTION II, LLC

ROBINSON’S BEND OPERATING II, LLC

AND

ROBINSON’S BEND MARKETING II, LLC

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date, among Constellation Energy Commodities Group, Inc., a Delaware corporation (“CCG”), Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), Robinson’s Bend Production II, LLC, a Delaware limited liability company (“Production”), Robinson’s Bend Operating II, LLC, a Delaware limited liability company (“Operating”) and Robinson’s Bend Marketing II, LLC, a Delaware limited liability company (“Marketing”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article 2 of this Agreement, with respect to certain indemnification obligations of CCG.

NOW, THEREFORE, in consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

Construction

Section 1.1 Definitions. Capitalized terms used, but not defined herein, shall have the meanings given them in the LLC Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question.

“Agreement” means this Omnibus Agreement, as it may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“CCG Entity” means any of CCG and Persons controlled by CCG, in each case other than the members of the Company Group.

“Claim Notice” has the meaning provided such term in Section 2.3(a).

“Closing Date” means the date of the closing of the initial public offering, pursuant to the Prospectus, of Common Units.

“Common Units” has the meaning given such term in the LLC Agreement.

“Company” has the meaning given such term in the preamble to this Agreement.

“Company Group” means the Company, Production, Operating, Marketing and any Subsidiary of any such Person.

“Conflicts Committee” has the meaning given such term in the LLC Agreement.

“Constellation” means Constellation Energy Group, Inc.

“control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

“Covered Counsel” has the meaning given such term in Section 2.3(b).

“Direct Claim” has the meaning given such term in Section 2.3(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning given such term in Section 2.1.

“Floyd Shale Rights” means all right, title and interest in certain oil, gas and mineral leases insofar as such leases cover depths below 100 feet below the stratigraphic equivalent of the base of the “J” Coal Group of the Pottsville Formation, as seen in the Density Log for the Holman 8-11 #1 well located in Section 8 of Township 22 South, Range 11 West, Tuscaloosa County, Alabama, in all cases as such right, title and interest is conveyed pursuant to the Partial Assignment of Oil, Gas and Mineral Leases, dated as of the 30th day of October, 2006, from Production to CEP Equity II, LLC, a Delaware limited liability company.

“Indemnified Parties” shall have the meaning assigned to such term in Section 2.2.

“Indemnified Party” has the meaning given such term in Section 2.3(a).

“LLC Agreement” means the Second Amended and Restated Operating Agreement of the Company, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. An amendment or modification to the LLC Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement only if it has received the approval that would be required pursuant to Section 3.5 hereof if such amendment or modification were an amendment or modification of this Agreement.

“Losses” means all actual liabilities, losses, damages, awards, costs and expenses (including reasonable fees and expenses of counsel, consultants, experts and other professional fees and any and all costs and expenses (including reasonable legal fees and accounting fees)); provided, however, that Losses shall not include any punitive, exemplary or consequential damages or any lost profits, loss of enterprise, value, diminution in value of any business, damage to reputation or loss to goodwill; provided, further, however, that the preceding proviso shall not apply to the extent a Party is required to pay such damages to a third party (who at the time such obligation to pay arises is not an Affiliate of such indemnified party) in connection with a matter for which such Party is entitled to indemnification under Article 2.

“NPI” means the “Net Royalty Interest” as that term is defined in the Net Profits Overriding Royalty Conveyance, dated November 22, 1993, but effective as of October 1, 1993,

from, pursuant to Part I thereof, Velasco Gas Company, L.P. to Torch Energy Advisors Incorporated and, pursuant to Part II thereof, from Torch Energy Advisors Incorporated to the Trust.

“Person” means a natural person, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

“Prospectus” means the final prospectus, dated November 15, 2006, relating to the initial public offering of common units representing Class B limited liability company interests in the Company, as filed with Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.

“Subsidiary” has the meaning given such term in the LLC Agreement.

“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Returns” means any report, return, election, document, estimated tax filing, declaration or other filing provided to any Tax Authority, including any amendments thereto.

“Taxes” means (i) all taxes, assessments, charges, duties, levies, imposts or other similar charges imposed by a Governmental Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including taxes under Code section 59A), alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, levies, imposts or other similar charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any Governmental Authority, penalties and interest, but excluding any and all ad valorem, property or similar taxes; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a member of a consolidated, affiliated, unitary, combined, or similar group with any other corporation or entity at any time on or prior to the Closing Date; and (iii) any liability for the payment of any amount of the type described in the preceding clauses (i) or (ii) whether as a result of contractual obligations to any other Person or operation of law.

“Third-Party Claim” has the meaning provided such term in Section 2.3(a).

“Trust” means Torch Energy Royalty Trust.

“Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE 2

Indemnification

Section 2.1 Survival. Any right of indemnification or reimbursement pursuant to this Article 2 shall expire with respect to (a) Losses arising from any matters covered by Section 2.2(a), at the close of business New York, NY time on the date that is six years and 30 days after the Closing Date; and (b) Losses arising from any matters covered by Section 2.2(d) at the close of business New York, NY time on the first anniversary of the Closing Date, (the “Expiration Date”), unless on or prior to the applicable Expiration Date, CCG has received written notice in good faith from the Indemnified Party of such breach, inaccuracy or non-fulfillment, in which case the Indemnified Party may continue to pursue its right to indemnification or reimbursement hereunder beyond the applicable Expiration Date with respect to the matter as to which CCG has so received such written notice. The rights of the Indemnified Parties to indemnification or reimbursement for Losses arising from matters covered by Section 2.2(b) or Section 2.2(c) shall survive the Closing indefinitely.

Section 2.2 Indemnification. Subject to the provisions of this Article 2 (including the provisions of Section 2.4), from and after the Closing Date, CCG shall indemnify, defend and hold harmless each member of the Company Group and their respective successors and permitted assigns (the “Indemnified Parties”) from and against all Losses incurred or suffered by them as a result of, relating to or arising out of (a) any and all Taxes that relate to or result from the income, business or operations of any member of the Company Group prior to the Closing Date; (b) legal actions pending as of the Closing Date against Constellation or any member of the Company Group or that are pending as of the Closing Date and involve the properties or business of any member of the Company Group; (c) events and conditions associated with the ownership by Constellation or any of its Affiliates (other than the Company Group) of the Floyd Shale Rights that relate to periods after the Closing Date; and (d) any miscalculation in the amount owed to the Trust in respect of the NPI to the extent relating to any period no more than four years prior to the Closing Date.

Section 2.3 Indemnification Procedures. Claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a) If any of the Indemnified Parties (each, an “Indemnified Party”) receives notice of the assertion or commencement of any claim, demand, action, suit or proceeding made or brought by any third party (a “Third-Party Claim”) against such Indemnified Party with respect to which CCG is obligated to provide indemnification under this Agreement, the Indemnified Party will give CCG reasonably prompt written notice thereof (“Claim Notice”), but in no event later than 30 days after such Indemnified Party’s receipt of such notice of such Third-Party Claim. The Claim Notice by the Indemnified Party will describe the Third-Party Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party. Failure to timely provide such Claim Notice shall not affect the right of the Indemnified Party to indemnification hereunder, except to the extent CCG is prejudiced by such delay or omission.

(b) CCG shall have the right to defend the Indemnified Party against such Third-Party Claim. If CCG notifies the Indemnified Party in writing that CCG elects to assume the defense of the Third-Party Claim (such election to be without prejudice to the right of CCG to dispute whether such claim is an indemnifiable Loss under this Article 2), then CCG shall have the right to defend such Third-Party Claim with counsel selected by CCG (who shall be reasonably satisfactory to the Indemnified Party), by all appropriate proceedings, to a final conclusion or settlement at the discretion of CCG in accordance with this Section 2.3(b); provided, however, that the Indemnified Party may employ separate counsel, and CCG will bear the reasonable expenses of such separate counsel (a ”Covered Counsel”), if, in the written opinion of counsel to the Indemnified Party, use of counsel of CCG’s choice would be expected to give rise to a conflict of interest. Subject to the proviso of the preceding sentence, CCG shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that CCG shall not enter into any settlement agreement without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), provided further, that such consent shall not be required if (i) the settlement agreement contains a complete and unconditional general release by the third party asserting the Third-Party Claim in favor of all Indemnified Parties affected by such claim, (ii) CCG has assumed all liability (without deduction) with regard to such settlement, and (iii) the settlement agreement does not contain any sanction or restriction upon the conduct of any business by the Indemnified Party or its Affiliates. If requested by CCG, the Indemnified Party agrees, at the sole cost and expense of CCG, to cooperate with CCG and its counsel in contesting any Third-Party Claim that CCG elects to contest, including the making of any related counterclaim against the Person asserting the Third-Party Claim or any cross-complaint against any Person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third-Party Claim controlled by CCG pursuant to this Section 2.3(b), and the Indemnified Party shall bear its own costs and expenses with respect to such participation except with respect to any Covered Counsel.

(c) If CCG does not notify the Indemnified Party that CCG elects to defend the Indemnified Party pursuant to Section 2.3(b), then the Indemnified Party shall have the right to defend, and be reimbursed for its reasonable cost and expense (but only if the Indemnified Party is actually entitled to indemnification hereunder) with respect to the Third-Party Claim with counsel selected by the Indemnified Party (who shall be reasonably satisfactory to CCG), by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnified Party. In such circumstances, the Indemnified Party shall defend any such Third-Party Claim in good faith and have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into any compromise or settlement of such Third-Party Claim if indemnification is to be sought hereunder, without CCG’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). CCG may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 2.3(c), and CCG shall bear its own costs and expenses with respect to such participation.

(d) Subject to the other provisions of this Article 2, a claim for indemnification for any matter not involving a Third-Party Claim (a “Direct Claim”) may be asserted by written notice to CCG. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of Losses that have been or may be sustained by the Indemnified Party. CCG will have a period of 30 days within which to respond in writing to such Direct Claim. If CCG does not so respond within such 30-day period, CCG will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(e) In the event an Indemnified Party shall recover Losses in respect of a claim of indemnification under this Article 2, no other Indemnified Party shall be entitled to recover the same Losses in respect of a claim for indemnification.

Section 2.4 Limitations on Liability. Notwithstanding anything to the contrary herein:

(a) in no event shall CCG’s aggregate liability arising out of or relating to the matters specified in Section 2.2(d) exceed $500,000.00; and

(b) no Indemnified Party shall be entitled to indemnification under this Article 2 for any Losses to the extent that such Person has received insurance proceeds or reimbursement payments from any third party in respect of such Loss. Each member of the Company Group agrees to use its commercially reasonable best efforts to realize any applicable insurance proceeds or to recover any amounts under contractual indemnity or reimbursement rights available to such Person.

Section 2.5 Exclusive Remedy.

(a) Notwithstanding anything to the contrary herein, the indemnity provisions in this Article 2 shall constitute the sole and exclusive remedies of all Indemnified Parties under or by reason of any of the matters specified in Section 2.2(a), Section 2.2(b), Section 2.2(c) and Section 2.2(d).

(b) NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, CCG SHALL NOT BE LIABLE FOR PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST BENEFITS, LOSS OF ENTERPRISE VALUE, DIMINUTION IN VALUE OF ANY BUSINESS, DAMAGES TO REPUTATION OR LOSS TO GOODWILL, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM ANY OTHER PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT; PROVIDED, HOWEVER, THAT THIS SECTION 2.5 SHALL NOT LIMIT A PARTY’S RIGHT TO RECOVERY UNDER THIS ARTICLE 2 FOR ANY SUCH DAMAGES TO THE EXTENT SUCH PARTY IS REQUIRED TO PAY SUCH DAMAGES TO A THIRD PARTY IN CONNECTION WITH A MATTER FOR WHICH SUCH PARTY IS OTHERWISE ENTITLED TO INDEMNIFICATION UNDER THIS ARTICLE 2.

ARTICLE 3

Miscellaneous

Section 3.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of New York, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the non-exclusive jurisdiction of the federal courts in the State of New York and to venue in New York, New York.

Section 3.2 Notice. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by delivering such notice in person or by fax to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by fax shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement, or at such other address as such Party may provide to the other Parties in the manner provided in this Section 3.2.

Section 3.3 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

Section 3.4 Effect of Waiver or Consent. No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

Section 3.5 Amendment or Modification. This Agreement may be amended, restated or modified from time to time only by the written agreement of all the Parties; provided, however, that no member of the Company Group may, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment,” “Addendum” or a “Restatement” to this Agreement.

Section 3.6 Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of all of the other Parties.

Section 3.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 3.8 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent by a court or regulatory body of competent jurisdiction, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 3.9 Withholding or Granting of Consent. Except as expressly provided to the contrary in this Agreement, each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 3.10 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

Section 3.11 Rights of CCG, Members, Assignees and Third Parties. The provisions of this Agreement are enforceable solely by each of the Parties, their successors and permitted assigns, and no other Person shall have the right, separate and apart from the Parties, their successors and permitted assigns, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement. For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any employee, officer, director or agent of any CCG Entity or any member of the Company Group.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

CONSTELLATION ENERGY COMMODITIES GROUP, INC.

By:	/s/ Stuart Rubenstein
Stuart Rubenstein
Chief Operating Officer

Address for Notice:

111 Market Place
Baltimore, Maryland 21202
Phone: (410) 468-3500
Fax: (410) 468-3499
Attention: Legal Department

CONSTELLATION ENERGY PARTNERS LLC

By:	/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer

Address for Notice:

111 Market Place
Baltimore, Maryland 21202
Phone: (410) 468-3500
Fax: (410) 468-3499
Attention: Legal Department

ROBINSON’S BEND PRODUCTION II, LLC

By:	/s/ Angela A. Minas
Name:	Angela A. Minas
Title:	Chief Financial Officer

Address for Notice:

111 Market Place
Baltimore, Maryland 21202
Phone: (410) 468-3500
Fax: (410) 468-3499
Attention: Legal Department

ROBINSON’S BEND OPERATING II, LLC

By:	/s/ Angela A. Minas
Name:	Angela A. Minas
Title:	Chief Financial Officer

Address for Notice:

111 Market Place
Baltimore, Maryland 21202
Phone: (410) 468-3500
Fax: (410) 468-3499
Attention: Legal Department

ROBINSON’S BEND MARKETING II, LLC

By:	/s/ Angela A. Minas
Name:	Angela A. Minas
Title:	Chief Financial Officer

Address for Notice:

111 Market Place
Baltimore, Maryland 21202
Phone: (410) 468-3500
Fax: (410) 468-3499
Attention: Legal Department